Exhibit 10.1.1

SECOND AMENDMENT

TO

CARROLL COMMUNITY BANK

EMPLOYEE STOCK OWNERSHIP PLAN

EFFECTIVE JANUARY 1, 2011

WHEREAS, the Carroll Community Bank (the “Bank”) adopted the Carroll Community Bank Employee Stock Ownership Plan, effective January 1, 2011 (the “Plan”); and

WHEREAS, the Bank desires to amend the Plan to comply with Internal Revenue Code requirements;

NOW, THEREFORE, pursuant to the rights reserved in Section 13.3 of the Plan, the Plan is hereby amended below as follows:

Changes

Effective January 1, 2012, add the following sentence before the last sentence in Section 12.4:

“The term “readily tradable on an established securities market” means employer securities that are readily tradable on an established securities market within the meaning of Treas. Reg. Section 1.401(a)(35)-1(f)(5) for purposes of Code Section 401(a)(22).”

IN WITNESS WHEREOF, the duly authorized officers of the Bank have executed this Amendment on this 28th day of December, 2012.